Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of H.B. FULLER COMPANY, a Minnesota corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10‑K Annual Report for the Company's fiscal year ended December 3, 2022, hereby constitute and appoint CELESTE B. MASTIN, JOHN J. CORKREAN AND TIMOTHY J. KEENAN his or her true and lawful attorneys‑in‑fact and agents, and each of them, with full power to act without the other, for him or her and in his or her name, place and stead to sign and file such Annual Report, and any and all amendments, exhibits and other documents in connection herewith, with power, where appropriate, to affix the corporate seal of said Company thereto, and to attest said seal with the Securities and Exchange Commission and with the appropriate office of any state, hereby granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 23rd day of January 2023.

/s/ Daniel L. Florness	/s/ Celeste B. Mastin
DANIEL L. FLORNESS	CELESTE B. MASTIN
Director	Director

/s/ Thomas W. Handley	/s/ Lee R. Mitau
THOMAS W. HANDLEY	LEE R. MITAU
Director	Director

/s/ Michael J. Happe	/s/ Teresa J. Rasmussen
MICHAEL J. HAPPE	TERESA J. RASMUSSEN
Director	Director

/s/ Ruth S. Kimmelshue	/s/ Srilata A. Zaheer
RUTH S. KIMMELSHUE	SRILATA A. ZAHEER
Director	Director

/s/ Charles T. Lauber
CHARLES T. LAUBER
Director